Exhibit (j) under Form N-1A
                                            Exhibit (23) under Item 601/Reg. S-K


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Trustees and Shareholders
South Trust Funds:



We consent to the use of our report dated June 11, 2004 for SouthTrust U.S. Treasury Money Market Fund, SouthTrust Income Fund, SouthTrust Bond Fund, SouthTrust Alabama Tax-Free Income Fund, SouthTrust Value Fund, and SouthTrust Growth Fund, each a series of SouthTrust Funds, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

                                                                        KPMG LLP

Boston, Massachusetts
June 25, 2004